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EXHIBIT 16

June 15, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Rubio's Restaurants, Inc. Form 8-K dated June 11, 2004, and have the following comments:

      1. We agree with the statements contained in paragraphs two, three, and four.

      2. We have no basis to agree or disagree with the statements contained in paragraphs one and five.



                                                 /s/ Deloitte & Touche LLP